Exhibit 99.1

For Release:  4:01 p.m. Eastern, May 7, 2014

Molycorp (NYSE: MCP) Reports First Quarter 2014 Financial Results

Greenwood Village, CO (May 7, 2014) - Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the first quarter 2014.

The Company reported first quarter product sales volume of 3,518 metric tons (mt), a 10% increase over the fourth quarter 2013, at an average selling price ("ASP") of $33.69 per kilogram. Net revenues for the first quarter were $118.5 million, a 4% decrease from the fourth quarter 2013.
The Company reported a net loss of $0.40 per share for the quarter. The Company reported a net loss of $0.29 per share for the quarter on an adjusted non-GAAP basis.
Molycorp's Resources segment, comprised of its Mountain Pass, California rare earth mine and processing facility, sold 988 mt of rare earth oxide ("REO") equivalent products for $15.6 million in revenues. ASP for the quarter was $15.75/kg. Production volume for the quarter was 1,111 mt.
The Company's Chemicals and Oxides segment sold 1,926 mt and reported $46.6 million in revenues. The increase in volume was offset by lower ASP due to a product mix with less heavy rare earth materials.
Its Magnetic Materials and Alloys segment sold 1,374 mt of magnetic powders. Revenues for the segment were $55.9 million on ASP of $40.71/kg.
Finally, Molycorp's Rare Metals segment reported sales volume of 101 mt on revenues of $20.4 million. ASP for the segment was $202.21/kg.
The Company reported that its production ramp-up at Mountain Pass is continuing as are process optimization and debottlenecking efforts that are helping to strengthen the system, increase recoveries, and increase throughput.

FIRST QUARTER 2014 RESULTS
The Company reported consolidated net revenues of $118.5 million, a 4% decrease over the fourth quarter of 2013. The decrease in revenues was largely driven by a shifting product mix, with higher sales volumes from its Chemicals and Oxides segment, offset by softened pricing for rare earths and magnetic powders, and lower sales volumes in its Resources segment.
During the first quarter, the Company sold 3,518 mt of product at an ASP of $33.69 per kilogram, and generated a gross loss of $23.1 million. This compares to sales volumes of 3,201 mt at an ASP of $36.68 per kilogram and a gross loss of $27.0 million during the fourth quarter of 2013. The Company produced 1,111 metric tons of rare earth oxides at its Mountain Pass facility during the first quarter. Actual production was lower than expected as a result of production interruptions while the Company continues to optimize operations, and this lower than expected production has continued through the first two months of 2014.
Molycorp reported a loss attributable to common stockholders of $88.9 million, or $0.40 per share. Adjusted loss per share of $0.29 in the first quarter does not reflect out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $45.8 million during the first quarter, and had $236.1 million in cash and cash equivalents as of March 31, 2014.
During the three months ended March 31, 2014, Molycorp's capital expenditures were $29.8 million on a cash basis.

CONFERENCE CALL TOMORROW AT 9:00 A.M. EASTERN STANDARD TIME

Molycorp will conduct a conference call on Thursday, May 8, 2014 to discuss these results at 9:00 a.m. EST, hosted by Geoff Bedford, President and Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer. Investors interested in participating in the live call from the U.S. should dial +1 (866) 515-2909 and reference passcode number 38305260. Those calling from outside the U.S. should dial +1 (617) 399-5123 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA

Adjusted Net Loss excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company defines OIBDA as operating income before depreciation, amortization and accretion. Adjusted OIBDA consists of OIBDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. Adjusted Net Loss, OIBDA and Adjusted OIBDA are all non-GAAP financial measures. There have been no changes in the calculation method of previously disclosed non-GAAP financial measures. The Company's management believes adjusting out these items from Net Loss and OIBDA, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes that Adjusted Net Loss, OIBDA and Adjusted OIBDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS
MOLYCORP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$236,050	$314,317
Trade accounts receivable, net	51,591	61,757
Inventory	166,630	171,783
Prepaid expenses and other current assets	34,854	29,210
Total current assets	489,125	577,067
Non-current assets:
Deposits	26,005	25,997
Property, plant and equipment, net	1,756,090	1,762,874
Inventory	24,996	25,329
Intangible assets, net	324,964	330,867
Investments	47,152	48,875
Goodwill	228,750	228,750
Other non-current assets	6,554	7,043
Total non-current assets	2,414,511	2,429,735
Total assets	$2,903,636	$3,006,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$63,670	$84,449
Accrued expenses	55,426	48,501
Debt and capital lease obligations	16,885	16,362
Other current liabilities	3,582	4,063
Total current liabilities	139,563	153,375
Non-current liabilities:
Asset retirement obligation	16,218	16,966
Deferred tax liabilities	79,284	85,481
Debt and capital lease obligations	1,371,924	1,363,916
Other non-current liabilities	9,850	10,002
Total non-current liabilities	1,477,276	1,476,365
Total liabilities	$1,616,839	$1,629,740
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at March 31, 2014 and December 31, 2013	245	241
Preferred stock, $0.001 par value; 5,000,000 shares authorized at December 31, 2013	—	2
Additional paid-in capital	2,191,404	2,194,405
Accumulated other comprehensive loss	(7,303)	(6,451)
Accumulated deficit	(926,535)	(840,474)
Total Molycorp stockholders’ equity	1,257,811	1,347,723
Noncontrolling interests	28,986	29,339
Total stockholders’ equity	1,286,797	1,377,062
Total liabilities and stockholders’ equity	$2,903,636	$3,006,802

TABLE 2: INCOME STATEMENTS AND EARNINGS PER SHARE

MOLYCORP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except shares and per share amounts)

	First Quarter	Fourth Quarter	First Quarter
	2014	2013	2013
Revenues	$118,526	$123,814	$145,398
Costs of sales:
Costs excluding depreciation and amortization	(125,473)	(132,419)	(135,531)
Depreciation and amortization	(16,147)	(18,444)	(14,172)
Gross loss	(23,094)	(27,049)	(4,305)
Operating expenses:
Selling, general and administrative	(17,956)	(30,714)	(26,551)
Depreciation, amortization and accretion	(7,201)	(11,764)	(8,210)
Research and development	(2,766)	(4,696)	(6,405)
Impairment of goodwill and other long-lived assets	—	(119,403)	—
Operating loss	(51,017)	(193,626)	(45,471)
Other expenses:
Other expense (a)	474	(11,326)	(451)
Interest expense, net of capitalized interest	(35,639)	(24,877)	(11,649)
Loss before income taxes and equity earnings	(86,182)	(229,829)	(57,571)
Income tax benefit	1,907	32,021	22,490
Equity in loss of affiliates	(1,723)	(480)	(3,072)
Net loss	(85,998)	(198,288)	(38,153)
Net income attributable to noncontrolling interests	(63)	3,980	(818)
Net loss attributable to Molycorp stockholders	$(86,061)	$(194,308)	$(38,971)

Earnings per share of common stock:
Net loss attributable to Molycorp stockholders	$(86,061)	$(194,308)	$(38,971)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)	(2,846)
Loss attributable to common stockholders	$(88,907)	$(197,154)	$(41,817)

Weighted average common shares outstanding—basic	221,374,589	208,080,170	153,314,081
Basic loss per share:	$(0.40)	$(0.95)	$(0.27)

Weighted average common shares outstanding—diluted	221,374,589	208,080,170	153,314,081
Diluted loss per share:	$(0.40)	$(0.95)	$(0.27)
(a) Includes net results from discontinued operations., which were nominal in the first quarter of 2014 and 2013, and $1,237 in the fourth quarter of 2013.

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(85,998)	$(38,153)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	23,348	22,532
Deferred income tax benefit	(6,097)	(29,475)
Inventory write-downs	17,371	22,125
Release of inventory step-up value	577	2,497
Stock-based compensation	822	(325)
Foreign exchange loss	4	2,197
Equity in results of affiliates	1,723	3,072
Other operating adjustments	250	(5,221)
Net change in operating assets and liabilities	2,215	(15,877)
Net cash used in operating activities	(45,785)	(36,628)
Cash flows from investing activities:
Investment in joint ventures	—	(3,423)
Capital expenditures	(29,752)	(181,103)
Other investing activities	493	(90)
Net cash used in investing activities	(29,259)	(184,616)
Cash flows from financing activities:
Repayments of debt	(489)	(11,108)
Net proceeds from sale of common stock	—	248,147
Issuance of 5.50% Convertible Notes	—	165,600
Payments of preferred dividends	(2,846)	(2,846)
Dividend paid to noncontrolling interests	(435)	(1,286)
Other financing activities	1,323	(79)
Net cash (used in) provided by financing activities	(2,447)	398,428
Effect of exchange rate changes on cash	(776)	(140)
Net change in cash and cash equivalents	(78,267)	177,044
Cash and cash equivalents at beginning of the period	314,317	227,790
Cash and cash equivalents at end of period	$236,050	$404,834

TABLE 4: SEGMENT INFORMATION

Three months ended March 31, 2014	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$3,111	$40,271	$54,720	$20,424		$—	$118,526
Inter-segment	12,453	6,285	1,218	—		(19,956)	—
Total revenues	$15,564	$46,556	$55,938	$20,424		$(19,956)	$118,526
OIBDA	$(36,445)	$3,299	$13,676	$(70)
Depreciation, amortization and accretion	(13,091)	(3,872)	(4,237)	(2,093)
Operating (loss) income	$(49,536)	$(573)	$9,439	$(2,163)	$(7,109)	$(1,075)	$(51,017)
Other income							474
Interest expense, net of capitalized interest							(35,639)
Loss before income taxes and equity earnings							$(86,182)

Three months ended December 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$3,386	$46,635	$59,296	$14,497		$—	$123,814
Inter-segment	7,872	8,780	—	—		(16,652)	—
Total revenues	$11,258	$55,415	$59,296	$14,497		$(16,652)	$123,814
OIBDA	$(72,865)	$(62,343)	$2,076	$(16,686)
Depreciation, amortization and accretion	(14,782)	(5,667)	(7,452)	(2,250)
Operating loss	$(87,647)	$(68,010)	$(5,376)	$(18,936)	$(13,805)	$148	$(193,626)
Other expense							(11,326)
Interest expense, net of capitalized interest							(24,877)
Loss before income taxes and equity earnings							$(229,829)

Three months ended March 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other (a)	Eliminations(b)	Total Molycorp, Inc.
	(In thousands)
Revenues:
External	$14,658	$49,600	$54,678	$26,462		$—	$145,398
Inter-segment	2,645	14,610	—	—		(17,255)	—
Total revenues	$17,303	$64,210	$54,678	$26,462		$(17,255)	$145,398
OIBDA	$(31,073)	$2,231	$12,243	$5,553
Depreciation, amortization and accretion	(9,053)	(5,537)	(5,480)	(2,253)
Operating (loss) income	$(40,126)	$(3,306)	$6,763	$3,300	$(11,564)	$(538)	$(45,471)
Other expense							(451)
Interest expense, net of capitalized interest							(11,649)
Loss before income taxes and equity earnings							$(57,571)

(a)	Includes business development costs, personnel costs, stock-based compensation, accounting and legal fees, occupancy expense, information technology costs and interest expense.

(b)	Consist of inter-segment sales and gross profits elimination as well as eliminations of lower of cost or market adjustments related to inter-segment inventory.

TABLE 5: PRODUCT REVENUES, VOLUMES, ASP

	First Quarter	Fourth Quarter	First Quarter
Revenues (in thousands)	2014	2013	2013
Resources (1)	$15,564	$11,258	$17,303
Chemicals and Oxides (2)	46,556	55,415	64,210
Magnetic Materials and Alloys (3)	55,938	59,296	54,678
Rare Metals (4)	20,424	14,497	26,462
Inter-segment eliminations	(19,956)	(16,652)	(17,255)
Total Net Revenues	$118,526	$123,814	$145,398
Volumes (in metric tons)
Resources	988	1,034	763
Chemicals and Oxides	1,926	1,760	1,866
Magnetic Materials and Alloys	1,374	1,353	1,263
Rare Metals	101	58	81
Inter-segment eliminations	(871)	(1,004)	(699)
ASP per kilogram
Resources	$15.75	$10.89	$22.68
Chemicals and Oxides	$24.17	$31.48	$34.41
Magnetic Materials and Alloys	$40.71	$43.82	$43.29
Rare Metals	$202.21	$249.93	$326.69

1. The Resources segment includes operations at our Molycorp Mountain Pass facility where we conduct rare earth minerals extraction and processing to produce: purified unseparated light rare earth concentrates, or LREC; separated rare earth oxides, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrates, which include samarium, europium, gadolinium, terbium, dysprosium and others; and a line of proprietary rare earth-based water treatment products, including SorbX® and PhosFIX™.

2. The Chemicals and Oxides division includes: production of rare earths at our operations at Molycorp Silmet; separated heavy rare earth oxides and other custom engineered materials from our facilities in Jiangyin, Jiangsu Province, China; and production of rare earths, salts of REEs, zirconium-based engineered materials and mixed rare earth/zirconium oxides from our facilities in Zibo, Shandong Province, China. Rare earths and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes the production of Neo Powders™ through our wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at our MMA facility in Tolleson, Arizona. Neo Powders™ are used in the production of high performance, bonded NdFeB permanent magnets, which are found in micro-motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, reduced weight, and energy efficient performance.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment are distributed in several locations: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario, Canada; Sagard, Germany; Stade, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, LEDs, flat panel displays, turbines, solar power catalysts, steel additives, electronics applications, and many others.

TABLE 6: NON-GAAP ADJUSTED NET LOSS, OIBDA and ADJUSTED OIBDA RECONCILIATION

(In thousands, except shares and per share data)

Adjusted Net Loss
	First Quarter	Fourth Quarter	First Quarter
	2014	2013	2013
Net loss attributable to Molycorp stockholders	$(86,061)	$(194,308)	$(38,971)
Certain non-cash and other items:
Stock-based compensation	822	2,993	(325)
Inventory write-downs	15,693	16,816	19,205
Impact of purchase accounting on cost of inventory sold	577	(1,376)	2,497
Impairment of goodwill, long-lived asset and intangibles	—	119,717	—
Investment write-downs	—	9,414	—
Out-of-ordinary items:
Water removal	8,102	5,385	3,734
Income tax effect of above adjustments	(160)	(15,065)	(9,793)
Adjusted net loss	(61,027)	(56,424)	(23,653)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)	(2,846)
Adjusted net loss attributed to common stockholders	$(63,873)	$(59,270)	$(26,499)
Weighted average common shares outstanding	221,374,589	208,080,170	153,314,081
Adjusted net loss per share	$(0.29)	$(0.28)	$(0.17)

OIBDA and Adjusted OIBDA
	First Quarter	Fourth Quarter	First Quarter
Consolidated	2014	2013	2013
Operating loss	$(51,017)	$(193,626)	$(45,471)
Depreciation and amortization included in costs of sales	16,147	18,444	14,172
Depreciation, amortization and accretion	7,201	11,764	8,210
OIBDA	(27,669)	(163,418)	(23,089)

Adjusted OIBDA by Segment
Resources
OIBDA	$(36,445)	$(72,865)	$(31,073)
Stock-based compensation	234	306	(33)
Inventory write-downs	15,693	16,816	19,205
Impairment of goodwill, long-lived asset and intangibles	—	30,421	—
Investment write-downs	—	8,000	—
Water removal	8,102	5,385	3,734
Adjusted OIBDA - Resources	$(12,416)	$(11,937)	$(8,167)
Chemicals and Oxides
OIBDA	$3,299	$(62,343)	$2,231
Stock-based compensation	193	172	(19)
Impact of purchase accounting on cost of inventory sold	25	(1,991)	2,015
Impairment of goodwill, long-lived asset and intangibles	—	67,247	—
Adjusted OIBDA - Chemicals and Oxides	$3,517	$3,085	$4,227
Magnetic Materials and Alloys
OIBDA	13,676	2,076	12,243
Stock-based compensation	144	182	(20)
Impact of purchase accounting on cost of inventory sold	(45)	6	(63)
Impairment of goodwill, long-lived asset and intangibles	—	10,207	—
Adjusted OIBDA - Magnetic Materials and Alloys	$13,775	$12,471	$12,160
Rare Metals
OIBDA	(70)	(16,686)	5,553
Stock-based compensation	22	26	(3)
Impact of purchase accounting on cost of inventory sold	598	609	545
Impairment of goodwill, long-lived asset and intangibles	—	11,842	—
Investment write-downs	—	1,414	—
Adjusted OIBDA - Rare Metals	550	(2,795)	6,095
Corporate and other	(6,823)	(11,441)	(11,756)
Eliminations	(1,075)	148	(538)
Adjusted OIBDA - Consolidated	$(2,472)	$(10,469)	$2,021

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 26 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX® for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to optimize production at its Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and the ability to develop internal and external demand for REO and other downstream products, including the ability to operate at commercial production rates and competitive cash production costs, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the optimization of the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the current stockholder class action litigation and derivative litigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.